    As filed with the Securities and Exchange Commission on November 3, 1999.
                                                    Registration No. ___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                ----------------

                          THE WILLIAMS COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

                                ----------------

               Delaware                                          73-0569878
   (State or other jurisdiction of                            (I.R.S. Employer
   incorporation or organization)                            Identification No.)

           One Williams Center                                       74172
            Tulsa, Oklahoma                                        (Zip Code)
(Address of principal executive offices)

                                ----------------

                   MID-SOUTH PACE SAVINGS AND RETIREMENT PLAN
                              (Full title of plan)

                                ----------------

                             SHAWNA L. GEHRES, ESQ.
                          The Williams Companies, Inc.
                      One Williams Center, Tulsa, OK 74172
                                 (918) 573-2000
            (Name, address and telephone number of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                Proposed              Proposed
Title of                  Amount                Maximum               Maximum             Amount of
Securities to             to be                 Offering Price        Aggregate           Registration
be Registered             Registered            Per Unit(1)           Offering Price(2)   Fee
-------------             ----------            --------------        -----------------   ------------
Common Stock,
($1 par value)            200,000(3)            $37.50                $7,500,000.00       $2,085.00
======================================================================================================


(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on October 29, 1999.

(2)  Estimated solely for the purpose of calculating the filing fee.

                         [cover continued on next page]

(3) Includes an equal number of Rights issuable under The Williams Companies, Inc. Rights Plan.

================================================================================

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference and made a part of this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999.

         (c) The Company's Current Reports on Form 8-K dated January 26, 1999, March 1, 1999, March 24, 1999, April 29, 1999 and
                  October 18, 1999.

         All reports subsequently filed by the Company and the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMES EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

         Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.


ITEM 8.  EXHIBITS.

4.1 Mid-South PACE Savings and Retirement Plan (formerly known as Mid-South OCAW Savings and Retirement Plan)

5.1 Opinion and Consent of Shawna L. Gehres, Esq., Secretary and Counsel for the Company

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Deloitte & Touche LLP.

23.3     Consent of Shawna L. Gehres (contained in Exhibit 5.1)

24.1     Power of Attorney


ITEM 9.  UNDERTAKINGS.

(a)      Rule 415 offering.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        Provided, however, That paragraphs (a)(1)(i) and
                        (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

                        Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      Filings Incorporating Subsequent Exchange Act Documents by Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form 2-8.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 3rd day of November, 1999.

                                              THE WILLIAMS COMPANIES, INC.
                                              (Registrant)



                                              By  /s/ SHAWNA L. GEHRES
                                                  ------------------------------
                                                  (Shawna L. Gehres
                                                  Attorney-in-fact)


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 3, 1999:


SIGNATURE                               TITLE
---------                               -----

           *                            Chairman of the Board, President
------------------------                and Chief Executive Officer
Keith E. Bailey                         (Principal Executive Officer)


           *                            Senior Vice President
------------------------                (Principal Financial Officer)
Jack D. McCarthy


           *                            Controller
------------------------                (Principal Accounting Officer)
Gary R. Belitz



------------------------                Director
Hugh M. Chapman


           *                            Director
------------------------
Glenn A. Cox


           *                            Director
------------------------
Thomas H. Cruikshank


           *                            Director
------------------------
William E. Green

                                        Director
------------------------
Patricia L. Higgins


           *                            Director
------------------------
W. R. Howell


           *                            Director
------------------------
James C. Lewis


           *                            Director
------------------------
Jack A. MacAllister


           *                            Director
------------------------
Frank T. MacInnis


           *                            Director
------------------------
Peter C. Meinig


           *                            Director
------------------------
Gordon R. Parker



                                        Director
------------------------
Janice D. Stoney


           *                            Director
------------------------
Joseph H. Williams


*By  /s/ SHAWNA L. GEHRES
     ------------------------------------
     (Shawna L. Gehres, Attorney-in-fact)




         THE PLAN(S). Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 3, 1999.

                 SIGNATURE                                       TITLE
                 ---------                                       -----

Mid-South PACE Savings and Retirement Plan


By  /s/ MICHAEL P. JOHNSON
    ------------------------------------
          Michael P. Johnson                              Senior Vice President

                               INDEX TO EXHIBITS.

Exhibit                    Description
-------                    -----------
Exhibit 4.1                Mid-South PACE Savings and Retirement Plan (formerly
                           known as Mid-South OCAW Savings and Retirement Plan)

Exhibit 5.1                Opinion and Consent of Shawna L. Gehres, Esq., Secretary and
                           Counsel for the Company

Exhibit 23.1               Consent of Ernst & Young LLP.

Exhibit 23.2               Consent of Deloitte & Touche LLP.

Exhibit 23.3               Consent of Shawna L. Gehres (contained in Exhibit 5.1)

Exhibit 24.1               Power of Attorney